EXHIBIT 99.1

Popular, Inc.

Letter to Shareholders

Popular, Inc.’s net income reached $118.5 million for the first quarter of 2004, an increase of 20%, compared with $99.1 million in the first quarter of 2003. Earnings per common share, basic and diluted, were $0.87 for the quarter ended March 31, 2004, up 18% from $0.74 per common share reported in the same period of 2003. First quarter financial performance resulted in a return on average assets (ROA) and a return on average common equity (ROE) of 1.29% and 17.95%, respectively, compared with 1.21% and 17.39%, respectively, for the first quarter of 2003.

     The Corporation’s net income for the first quarter of 2004, when compared with the same period a year ago, reflected higher net interest income by $31.6 million, or 11%. Popular’s net interest margin, on a taxable equivalent basis, reached 4.12% for the first quarter of 2004, compared with 4.17% in the same period of the previous year. The provision for loan losses decreased by $3.5 million. The results for the first quarter of 2004 included $13.0 million in gains on sale of securities, mostly marketable equity securities, an increase of $11.6 million over the same quarter in the previous year. This favorable variance was partially offset by lower gains on the sale of loans by $10.3 million, mainly in mortgage loans. The Corporation’s operating expenses were $279.7 million in the first quarter of 2004, compared with $263.6 million in the quarter ended March 31, 2003, an increase of $16.1 million, or 6%.

     The Corporation’s total assets reached $38.1 billion at March 31, 2004, compared with $33.7 billion at March 31, 2003, a 13% growth. Loans totaled $23.7 billion at March 31, 2004, compared with $19.9 billion at the same date in the previous year, an increase of $3.8 billion, or 19%, mainly in the mortgage and commercial loan categories. Deposits totaled $18.6 billion at March 31, 2004, compared with $17.6 billion at March 31, 2003, an increase of $1.0 billion, or 5%, distributed among all deposit categories. Stockholders’ equity reached $2.9 billion at March 31, 2004, compared with $2.7 billion at the end of the first quarter of 2003. The increase was mostly associated with earnings retention, partially offset by lower unrealized gains on the securities available-for-sale portfolio.

     Popular, Inc.’s common stock market value was $43.10 per share at March 31, 2004, compared with $33.99 at March 31, 2003. The Corporation had a market capitalization of $5.7 billion at March 31, 2004, compared with $4.5 billion at March 31, 2003.

     Popular’s expansion program gained momentum during the quarter. In March 2004, the Corporation and Quaker City Bancorp, Inc. (NASDAQ: QCBC) jointly announced the signing of a definitive merger agreement pursuant to which Popular, Inc. will acquire all of the common stock of Quaker City Bancorp. The acquisition, subject to regulatory approval, the approval of Quaker City Bancorp’s stockholders, and other customary closing conditions, is expected to be completed in the third calendar quarter of this year. Quaker City Bancorp is a savings and loan holding company for Quaker City Bank, based in Whittier, California. Quaker City Bank operates 27 retail full-service branches in Southern California. At December 31, 2003, Quaker City reported total assets of $1.8 billion and total deposits of $1.1 billion. This transaction reinforces the Corporation’s commitment to serving the needs of individuals and small businesses in the United States and greatly expands the Corporation’s presence in the California region.

     Furthermore, during the quarter, Popular acquired an additional equity stake in Consorcio de Tarjetas Dominicanas in the Dominican Republic, the leading payment network in that country. This initiative contributes to Popular’s growth in the processing business in the Caribbean region. In addition, Popular increased its equity stake in Banco Hipotecario Dominicano in the Dominican Republic from 17.2% to 20%.

     In line with one of the Corporation’s strategic objectives to provide added value by offering integrated technological solutions and financial transaction processing, on April 1, 2004, we announced the creation of a new company, EVERTEC. This new company will be the result of a merger between GM Group, our electronic and processing arm, with the operational and programming services of Banco Popular de Puerto Rico (BPPR). This initiative will allow us to strengthen our services through substantial growth in the processing area and the development of new technological services in Puerto Rico, the Caribbean, Central America and the United States. Also, the initiative will maximize the efficiency of our companies’ infrastructure to avoid the duplication of processes. Félix M. Villamil, Executive Vice President of Popular, Inc., will guide the new group in this challenging endeavor as President of EVERTEC.

     After a successful career of more than 25 years at Popular, Mabel Burckhart, Executive Vice President in charge of Administration, will retire. Mabel made a significant impact at Popular. Her ability to help identify the Bank’s new leadership is her greatest legacy. Every woman in a leadership position in Popular and Puerto Rico walks through the path that she blazed. We are grateful for her insight and leadership throughout the years.

     Andrés Morrell, President of Popular Auto, will retire after 15 years of service with Popular, Inc. and over three decades in the auto leasing and financing industry. We are grateful for his great contributions to the Corporation. Elí Sepúlveda will serve as the new President of Popular Auto. Elí has over 17 years of experience in BPPR and has a remarkable career in commercial and individual credit lending.

     The Board of Directors of Popular Inc. appointed Ramón Lloveras, formerly Chief Operating Officer of Popular Insurance, as the new President of this company. Angela Weyne, the former President and a key player in the establishment of Popular Insurance, will remain as a consultant.

     On April 3, 2004, we announced major organizational changes in the Corporation. David H. Chafey Jr. has been appointed President of BPPR. There is no doubt in my mind that David is more than ready to take on this task. He is a great leader, and will be a great President.

     Also, as part of the reorganization, we announced the creation of a Corporate Leadership Circle, which will consist of David H. Chafey Jr., President of BPPR; Roberto R. Herencia, President of Banco Popular North America; Bill Williams, President of Equity One; Félix M. Villamil, President of EVERTEC; Jorge A. Junquera, Chief Financial Officer; Brunilda Santos de Álvarez, Chief Legal Counsel; Tere Loubriel, in charge of the function now known as People, Communications and Strategic Planning; Amílcar Jordán, leading the Risk Management function; and myself, Chief Executive Officer of Popular, Inc.

     The Board of Directors of BPPR appointed Emilio E. Piñero, in charge of BPPR’s Commercial Area, and Carlos J. Vázquez, in charge of Retail Credit, as Senior Executive Vice Presidents.

     We will continue to attract, hire and develop excellent employees since our people are an integral part for our success. I am confident that our highly experienced and competent team of executive officers, supported by our over 11,000 employees, will strive for long-term performance excellence and will continue to work diligently in implementing sound strategies to ensure success.

Richard L. Carrión
Chairman of the Board
President
Chief Executive Officer

Popular, Inc.

Financial Highlights

	At March 31,			Average for the quarter
Balance Sheet Highlights	2004	2003	Change	2004	2003	Change

(In thousands)
Money market investments	$899,750	$1,008,460	$(108,710)	$755,883	$972,373	$(216,490)
Investment and trading securities	11,363,780	10,893,212	470,568	11,097,282	10,909,397	187,885
Loans	23,700,334	19,861,882	3,838,452	22,979,153	19,537,968	3,441,185
Total assets	38,101,986	33,695,291	4,406,695	36,915,835	33,158,518	3,757,317
Deposits	18,602,940	17,637,847	965,093	18,245,681	17,526,977	718,704
Borrowings	15,899,907	12,774,265	3,125,642	15,315,317	12,797,395	2,517,922
Stockholders’ equity	2,949,756	2,672,596	277,160	2,776,307	2,314,620	461,687

	First quarter
Operating Highlights	2004	2003	Change
(In thousands, except per share information)
Net interest income	$330,714	$299,106	$31,608
Provision for loan losses	44,678	48,209	(3,531)
Fees and other income	145,236	142,815	2,421
Other expenses, net of minority interest	312,768	294,623	18,145
Net income	$118,504	$99,089	$19,415
Net income applicable to common stock	$115,526	$98,140	$17,386
Earnings per common share	$0.87	$0.74	$0.13

	First quarter
Selected Statistical Information	2004	2003
Common Stock Data
Market price
High	$48.10	$34.97
Low	43.00	31.95
End	43.10	33.99
Book value at period end	20.78	18.75
Dividends declared	0.27	0.20
Dividend payout ratio	31.06%	27.45%
Price/earnings ratio	11.97x	12.50x

Profitability Ratios
Return on assets	1.29%	1.21%
Return on common equity	17.95	17.39
Net interest spread (taxable equivalent)	3.76	3.74
Net interest yield (taxable equivalent)	4.12	4.17
Effective tax rate	21.80	23.76
Overhead ratio	40.67	40.40
Efficiency ratio	60.15	59.72

Capitalization Ratios
Equity to assets	7.52%	6.98%
Tangible equity to assets	6.97	6.37
Equity to loans	12.08	11.85
Internal capital generation	11.47	12.09
Tier I capital to risk-adjusted assets	12.51	10.96
Total capital to risk-adjusted assets	13.99	12.67
Leverage ratio	7.98	7.02

Credit Quality Ratios
Allowance for losses to loans	1.76%	1.93%
Allowance to non-performing assets	68.45	64.25
Allowance to non-performing loans	75.27	69.58
Non-performing assets to loans	2.57	3.01
Non-performing assets to total assets	1.60	1.77
Net charge-offs to average loans	0.70	0.79
Provision to net charge-offs	1.12x	1.25x
Net charge-offs earnings coverage	4.90	4.64

Popular, Inc.

Consolidated Statements of Condition

	March 31,
In thousands	2004	2003
Assets
Cash and due from banks	$737,599	$689,090

Money market investments:
Federal funds sold and securities purchased under agreements to resell	896,671	1,004,353
Time deposits with other banks	3,057	4,056
Bankers’ acceptances	22	51

	899,750	1,008,460

Investment securities available-for-sale, at market value	10,186,374	9,928,071
Investment securities held-to-maturity, at amortized cost	260,103	179,737
Other investment securities, at cost	242,281	204,403
Trading account securities, at market value	675,022	581,001
Loans held-for-sale, at lower of cost or market	345,414	317,041

Loans	23,631,218	19,819,521
Less — Unearned income	276,298	274,680
Allowance for loan losses	417,143	383,517

	22,937,777	19,161,324

Premises and equipment	493,613	471,777
Other real estate	55,224	45,759
Accrued income receivable	212,351	202,491
Other assets	838,717	689,449
Goodwill	192,174	184,068
Other intangible assets	25,587	32,620

	$38,101,986	$33,695,291

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$3,866,999	$3,453,971
Interest bearing	14,735,941	14,183,876

	18,602,940	17,637,847
Federal funds purchased and assets sold under agreements to repurchase	5,683,001	6,642,379
Other short-term borrowings	2,697,294	1,296,394
Notes payable	7,394,612	4,566,492
Subordinated notes	125,000	125,000
Preferred beneficial interest in Popular North America’s junior subordinated deferrable interest debentures guaranteed by the Corporation	—	144,000
Other liabilities	649,278	609,343

	35,152,125	31,021,455

Minority interest in consolidated subsidiaries	105	1,240

Stockholders’ equity:
Preferred stock	186,875	186,875
Common stock	838,064	835,528
Surplus	318,342	277,649
Retained earnings	1,681,467	1,372,061
Treasury stock, at cost	(206,437)	(205,527)
Accumulated other comprehensive income, net of tax	131,445	206,010

	2,949,756	2,672,596

	$38,101,986	$33,695,291

Popular, Inc.

Consolidated Statements of Income

	Quarter ended
	March 31,
Dollars in thousands, except per share information	2004	2003
INTEREST INCOME:
Loans	$408,496	$377,933
Money market investments	5,813	7,363
Investment securities	95,032	109,801
Trading account securities	9,401	8,185

	518,742	503,282

INTEREST EXPENSE:
Deposits	78,115	94,037
Short-term borrowings	32,162	40,789
Long-term debt	77,751	69,350

	188,028	204,176

Net interest income	330,714	299,106
Provision for loan losses	44,678	48,209

Net interest income after provision for loan losses	286,036	250,897
Service charges on deposit accounts	41,082	39,839
Other service fees	69,554	69,353
Gain on sale of securities	13,033	1,414
Trading account loss	(2,166)	(937)
Gain on sale of loans	6,268	16,589
Other operating income	17,465	16,557

	431,272	393,712

OPERATING EXPENSES:
Personnel costs:
Salaries	101,564	96,036
Profit sharing	5,682	6,245
Pension and other benefits	33,318	30,068

	140,564	132,349
Net occupancy expenses	21,045	20,460
Equipment expenses	27,180	26,350
Other taxes	9,492	9,552
Professional fees	20,086	18,776
Communications	15,433	14,697
Business promotion	16,391	15,970
Printing and supplies	4,571	4,743
Other operating expenses	23,174	18,718
Amortization of intangibles	1,802	2,027

	279,738	263,642

Income before income tax and minority interest	151,534	130,070
Income tax	33,030	30,903
Net gain of minority interest	—	(78)

NET INCOME	$118,504	$99,089

NET INCOME APPLICABLE TO COMMON STOCK	$115,526	$98,140

EARNINGS PER COMMON SHARE (BASIC AND DILUTED)	$0.87	$0.74

Additional Information

Board of Directors

Richard L. Carrión, Chairman

Antonio Luis Ferré, Vice Chairman **
Juan A. Albors Hernández *
José A. Bechara Bravo *
Juan J. Bermúdez
Francisco J. Carreras *
José B. Carrión Jr.
David H. Chafey Jr.
María Luisa Ferré *
Héctor R. González
Jorge A. Junquera
Guillermo L. Martínez *
Manuel Morales Jr.
Alberto M. Paracchini *
Francisco M. Rexach Jr.
Frederic V. Salerno **
Félix J. Serrallés Nevares Jr.
Jon E. Slater *
Julio E. Vizcarrondo Jr.
Samuel T. Céspedes, Secretary
* Director of Banco Popular de Puerto Rico only
** Director of Popular, Inc. only

Corporate Leadership Circle

Richard L. Carrión, Chairman of the Board, President and Chief Executive Officer

David H. Chafey Jr., Senior Executive Vice President and President of Banco Popular de Puerto Rico
Jorge A. Junquera, Senior Executive Vice President and Chief Financial Officer
Roberto R. Herencia, Executive Vice President and President of Banco Popular North America
Amílcar L. Jordán, Executive Vice President, Risk Management
Tere Loubriel, Executive Vice President, People, Communications and Strategic Planning
Brunilda Santos de Álvarez, Executive Vice President and Chief Legal Counsel
Félix M. Villamil, Executive Vice President and President of EVERTEC, INC.
C.E. (Bill) Williams, Executive Vice President and President of Equity One, Inc.

Shareholders’ Information

Shareholders’ Assistance: Shareholders requiring a change of address, records or information about lost certificates, dividend checks or dividend reinvestment should contact:

Banco Popular de Puerto Rico

Popular Center Building — 11th Floor, Office 1111
Trust Division (724)
209 Muñoz Rivera Ave.
Hato Rey, Puerto Rico 00918

Publications: For printed material (annual reports, 10-K and 10-Q reports), contact Ms. Ileana González at the Comptroller’s Division at (787) 765-9800 ext. 6101, or visit our web site at www.popularinc.com.

Dividend Reinvestment Plan: The Corporation has a dividend reinvestment plan that provides the shareholder a simple, convenient and cost-effective way to acquire Popular, Inc. common stock.

•	Dividends can be automatically reinvested in additional shares at 95% of the Average Market Price.

•	Participants may make optional cash payments of at least $25 and not more than $10,000 per calendar month for investment in additional shares.

•	No brokerage commissions are charged on purchases under the plan.

•	Participant’s funds will be fully invested, because the plan permits fractions of shares to be credited to a participant’s account.

For more information on this plan, contact our Trust Division at (787) 764-1893 or (787) 765-9800 exts. 5637, 5525, 6108 and 6112.

Subsidiaries

Central Office

Popular Center

209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
Telephone: (787) 765-9800

Banco Popular de Puerto Rico

Puerto Rico Office

Popular Center
209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
Telephone: (787) 765-9800

Virgin Islands Office

193 Estate Altona & Welgunst
St. Thomas, Virgin Islands 00802
Telephone: (340) 693-2777

Banco Popular North America

9600 West Bryn Mawr

Suite 400
Rosemont, Illinois 60018
Telephone: (847) 994-5800

Banco Popular, National Association

8523 Commodity Circle

Suite 100
Orlando, Florida 32819
Telephone: (407) 370-7800

ATH Costa Rica / CreST, S.A.

Tournón Neighborhood, accross to
     newspaper La República,

ATH Building
San José, Costa Rica
Telephone: (011) 506-211-4500

EVERTEC, INC.

1590 Ponce de León Avenue

GM Group Plaza Bldg., Suite 400
San Juan, Puerto Rico 00926
Telephone: (787) 751-4343

Equity One, Inc.

301 Lippincott Drive

Marlton, New Jersey 08053
Telephone: (856) 396-2600

Levitt Mortgage

Galería San Patricio

B-5 Tabonuco Street
Suite 207
Guaynabo, Puerto Rico 00968
Telephone: (787) 749-8787

Popular Mortgage, Inc.

268 Ponce de León Avenue

San Juan, Puerto Rico 00918
Telephone: (787) 753-0245

Popular FS, LLC

301 Lippincott Drive

Marlton, New Jersey 08053
Telephone: (856) 396-2600

Popular Auto, Inc.

M-1061 Federico Costa Street

Tres Monjitas Industrial Development
San Juan, Puerto Rico 00918
Telephone: (787) 751-4848

Popular Leasing, USA

16280 Westwood

Business Park Drive
Ellisville, Missouri 63021
Telephone: (636) 391-0777

Popular Finance, Inc.

1326 Salud Street

Suite 613
Ponce, Puerto Rico 00716-1687
Telephone: (787) 844-2760

Popular Cash Express, Inc.

9600 West Bryn Mawr

First floor
Rosemont, Illinois 60018
Telephone: (847) 994-5973

Popular Securities, Inc.

Popular Center

209 Muñoz Rivera Avenue
Suite 1020
San Juan, Puerto Rico 00918
Telephone: (787) 766-4200

Popular Insurance, Inc.

9 Pedro Márquez Street

Culebra, Puerto Rico 00735
Telephone: (787) 742-0255

Popular Insurance Agency, USA

9600 West Bryn Mawr

First Floor
Rosemont, Illinois 60018
Telephone: (847) 994-6580

Popular Insurance, V.I., Inc.

193 Estate Altona & Welgunst

St. Thomas, Virgin Islands 00802
Telephone: (340) 693-2850

Popular Re, Inc.

MCV Building

Sixth Floor
270 Muñoz Rivera Avenue
San Juan, Puerto Rio 00918
Telephone: (787) 759-0080